Exhibit 5.1

August 28, 2015

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

17190 Bernardo Center Drive

San Diego, California 92128

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), and BioMed Realty, L.P., a Maryland limited partnership (the “Partnership”), in connection with certain matters of Maryland law relating to the registration of an unspecified number of the following securities (collectively, the “Securities”): (a) shares (the “Common Shares”) of common stock, $.01 par value per share, of the Company (the “Common Stock”); (b) shares (the “Preferred Shares”) of preferred stock, $.01 par value per share, of the Company (the “Preferred Stock”); (c) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); (d) debt securities of the Company (“Company Debt Securities”); (e) warrants to purchase Debt Securities, Common Shares, Preferred Shares or Depositary Shares (“Warrants”); (f) rights to purchase Common Shares (“Rights”), (g) debt securities of the Partnership (“Partnership Debt Securities”); (h) guarantees by the Company of the obligations of the Partnership under the Partnership Debt Securities (“Guarantees”) and (i) units consisting of two or more of the foregoing (“Units”), covered by the above-referenced Registration Statement, and any amendments thereto (collectively, the “Registration Statement”), filed by the Company and the Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company and the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

August 28, 2015

3. The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. The Certificate of Limited Partnership of the Partnership (the “Partnership Certificate”), certified by the SDAT;

5. The Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), certified as of the date hereof by an officer of the Partnership;

6. A certificate of the SDAT as to the good standing of each of the Company and the Partnership, dated as of a recent date;

7. Resolutions adopted by the Board of Directors of the Company (the “Board”), acting in its own capacity and in its capacity as the sole general partner of the Partnership, relating to, among other matters, the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

8. A certificate executed by an officer of the Company, dated as of the date hereof; and

9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company or the Partnership) is duly authorized to do so.

3. Each of the parties (other than the Company or the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

August 28, 2015

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and, with respect to Preferred Shares, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares (the “Articles Supplementary”) to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

6. The issuance of, and certain terms of, the Partnership Debt Securities to be issued by the Partnership from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, acting in the Company’s capacity as sole general partner of the Partnership, in accordance with and not in violation of the Maryland Revised Uniform Limited Partnership Act, the Partnership Certificate, the Partnership Agreement and the Resolutions (such approvals referred to herein as the “Partnership Proceedings”).

7. Upon the issuance of any Securities that are Common Shares, including any Common Shares which may be issued upon conversion or exercise of any other Securities that are convertible into or exercisable for Common Shares (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

August 28, 2015

8. Upon the issuance of any Securities that are Preferred Shares, including (a) Preferred Shares which may be issued upon conversion or exercise of any other Securities that are convertible into or exercisable for Preferred Shares and (b) Preferred Shares represented by Depositary Shares (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Charter.

9. None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Charter or any comparable provision in the Articles Supplementary creating any class or series of Preferred Stock.

10. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

August 28, 2015

4. Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5. Upon the completion of all Corporate Proceedings relating to Securities that are Company Debt Securities, the issuance of the Company Debt Securities will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to Securities that are Rights, the issuance of the Rights will be duly authorized.

8. Upon the completion of all Corporate Proceedings and, if applicable, Partnership Proceedings, relating to Securities that are Units, the issuance of the Units will be duly authorized.

9. Upon the completion of all Corporate Proceedings relating to Securities that are Guarantees, the issuance of the Guarantees will be duly authorized.

10. Upon the completion of all Partnership Proceedings relating to Securities that are Partnership Debt Securities, the issuance of the Partnership Debt Securities will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

August 28, 2015

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP